Exhibit 10.12

AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (“Amendment”), entered into by and between DIBC Holdings, Inc. (“DIBC”), and LINC Logistics Company (“LINC”), is effective as of April 23, 2012.

RECITALS:

A. DIBC has executed a Non-Negotiable Promissory Note (the “Note”) dated March 14, 2012, in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) and payable to the order of LINC, and with a stated Maturity Date of March 19, 2014. A copy of the Note is attached hereto as Exhibit A.

B. LINC has executed a Dividend Distribution Promissory Note dated December 29, 2006, in the principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and payable originally to CenTra, Inc. (the “CenTra Note”) and which, following assignment, is now payable to DIBC Investments, Inc.. A copy of the CenTra Note is attached hereto as Exhibit B.

C. DIBC and LINC have agreed to amend the Note as set forth in this Amendment.

NOW THEREFORE, for good, and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, DIBC and LINC agree to and amend the provisions of the Note as follows:

1. Incorporation of Recitals. The Recitals are incorporated herein by reference as operative terms of this Amendment as if set forth verbatim herein.

2. Maturity Date. The maturity date of the Note is hereby changed to the earlier of (i) the payment in full of the CenTra Note or (ii) March 19, 2014 (the “Maturity Date”).

3. No Other Amendment. Except as amended by this Amendment, the Note is unchanged, remains in full force and effect, and is hereby republished, ratified and confirmed.

4. Counterparts. This Amendment may be executed by facsimile and in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

DIBC:

DIBC Holdings, Inc.

By:	/S/ MATTHEW T. MOROUN
Name:	Matthew T. Moroun
Title:	President

LINC:

LINC Logistics Company

By:	/S/ H.E. WOLFE
H.E. Wolfe, Chief Executive Officer

EXHIBIT A

“Note”

See attached.

NON-NEGOTIABLE PROMISSORY NOTE

$5,000,000.00	Warren, Michigan March 14, 2012

1.	Promise to Pay. For value received, DIBC Holdings, Inc. (Maker) of 12225 Stephens Road, Warren, Michigan, hereby unconditionally promises to pay to the order of LINC Logistics Company (Holder), at its offices at 11355 Stephens Road, Warren, Michigan, or at another place Holder may designate in writing on 10 days notice, the principal balance outstanding together with accrued interest on March 19, 2014.

2.	Interest Rate. The unpaid principal amount will accrue interest compounded daily based on the rate that is the lesser of (i) 6.5% per annum divided by 360 or (ii) the highest rate of interest which may be allowed by law.

4.	Collection Rights. Maker waives presentment, protest, and notice of dishonor, and the right to all other notices or demands that might otherwise be required by law. Holder may, from time to time, extend or renew this note for any period, regardless of whether the period is longer or shorter than the original period of this note. No extension of the time for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Holder may grant releases or compromises of this note or any collateral for it to any party who is liable to make payment on it without Maker’s notice or consent and without affecting the liability of Maker under this note.

5.	Prepayment. Maker shall have the right to prepay the principal amount outstanding in whole or in part without penalty. Any partial prepayment shall be applied first against any accrued interest and then against the principal amount outstanding.

6.	Survival. If any provision, or partial provision, of this note is invalid under the laws of the state of Michigan or applicable laws of the United States of America, the provision or part shall be ineffective to the extent of its invalidity under the applicable law without invalidating the remainder of the provision or other provisions of this note.

7.	Miscellaneous. This note has been made and delivered in the State of Michigan and shall be construed in accordance with the laws of the State of Michigan and the applicable laws of the United States of America. This note and its provisions are binding on the heirs, executors, administrators, assigns, or successors of Maker, whether by voluntary action or by operation of law.

Maker has duly executed this Note as of the date set forth above.

DIBC HOLDINGS, INC. (Maker)

/s/ Matthew T. Moroun
By: Matthew T. Moroun
Its: President The foregoing Non-Negotiable Promissory Note is accepted:

LINC LOGISTICS COMPANY (Holder)

/s/ H.E. Wolfe
By: H.E. Wolfe
Its: Chief Executive Officer

EXHIBIT B

“CenTra Note”

See Exhibit 10.9 to Form S-1